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EXHIBIT 1

Schedule 13D Joint Filing Agreement

        The undersigned and each other person executing this joint filing agreement (this "Agreement") agree as follows:

        The undersigned and each other person executing this Agreement are responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned or any other person executing this Agreement is responsible for the completeness or accuracy of the information statement concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

        In Witness Whereof, the undersigned have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date set forth below.

Date: February 6, 2002

/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Michael G. DeGroote
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Don A. Sanders
GWD MANAGEMENT, INC.
By:	/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT
	Name:	Gary W. DeGroote
	Title:	President
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT George E. Matelich
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Philip E. Berney
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Frank K. Bynum, Jr.
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT James J. Connors II

/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Michael B. Lazar
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Frank J. Loverro
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Howard A. Matlin
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Church M. Moore
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Frank T. Nickell
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Thomas R. Wall, IV

CERI ACPII LIMITED PARTNERS, L.P.
By:	Argentum Investments, LLC, Managing Member.
By:	/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT
	Name:	Walter H. Barandiaran
	Title:	Managing Member
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Michael J. Verrochi
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Robert F. Irwin, IV
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT John A. Pinto
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Paul Thompson III
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Gene A. Meredith
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Peter J. Roselle
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT David J. Feals
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Joseph N. Verrochi
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Joseph J. Caldeira, Jr.

/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT John P. Pinto
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Steven J. Scioscia
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Joseph C. Roselle
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Vincent Apice
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Frank Arace
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Nicholas Santinelli
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Veronica Roselle
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Michelle Roselle
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Veronica L. Roselle
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Anthony Corso
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Peter T. Roselle
/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Peter A. Roselle

/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT Ernest Cignarella
KEVIN F. FLYNN NON-EXEMPT TRUST
By:	/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT
	Name:	Kevin F. Flynn
	Title:	Trustee
DURKIN & DURKIN REALTY, LLC
By:	/s/ JONATHAN F. WOLCOTT, ATTORNEY-IN-FACT
	Name:	Cornelius Durkin
	Title:	Managing Member

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  EXHIBIT 1
Schedule 13D Joint Filing Agreement